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                                                                    Exhibit 99.1

              [LETTERHEAD OF OMNIPOINT CORPORATION APPEARS HERE]



FOR IMMEDIATE RELEASE                           CONTACT:
                                                Bradley E. Sparks
                                                Chief Financial Officer
                                                Omnipoint Corporation
                                                (703) 522-7778

November 21, 1996


         OMNIPOINT CORPORATION HAS PLACED $200 MILLION OF SENIOR NOTES



Arlington, Virginia, November 21, 1996 - Omnipoint Corporation (NASDAQ: OMPT)
                                                                        ----
today announced the offering and pricing of $200 million (face value) of 11 5/8% Senior Notes due August 15, 2006 in a private placement under Rule 144A. The notes were priced at a premium to yield a 10 3/4% effective annual interest rate. The settlement date has been set for December 2, 1996. The Senior Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

The net proceeds will be used for working capital and for general corporate purposes, including license payments and buildout of licenses awarded, if any, through participation in the D, E, and F Block PCS auctions.

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Omnipoint assumes no obligation to update the information contained in this press release. Omnipoint's future results may be impacted by risk factors listed from time to time in Omnipoint's SHC reports, including but not limited to the report on Form 10-Q for the quarter ended September 30, 1996, as amended and the Registration Statement on Form S-1 filed on May 14, 1996, as amended.